Exhibit 3

CERTIFICATION OF OFFICER

I, Carl M Nurse, certify that:

1.     I have reviewed this Registration Statement on Form 10-KSB SiteWorks Building and Development Co.;

2.     Based on my knowledge, this Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements are made, not misleading with respect to the period covered by this Registration Statement;

3.     Based on my knowledge, the financial statements, and other financial information included in this Registration Statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for the periods presented in this Registration Statement;

4.     The registrant's other certifying officers and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a.     Designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this Registration Statement is being prepared;

b.Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Registration Statement (the "Evaluation Date"); and

c.Presented in this Registration Statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluations Date;

5.     The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a.     All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weakness in internal controls; and

b.Any fraud, whether or not material that involves management or other employees who have a significant role in the registrant's internal controls; and

6.     The registrant's other certifying officers and I have indicated in this Registration Statement whether there were significant changes in internal control or in other factors that could significantly affect internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 31, 2005	/s/
Chief Executive Officer
Chief Financial Officer

In connection with the Registration Statement of SiteWorks Building and Development Co.,(the "Company") on Form 10-KSB for the year ended December 31, 2002, and December 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, C M Nurse Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date March 31, 2005	/s/C. Michael Nurse
Chief Executive Officer
Chief Financial Officer